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EXHIBIT 23.2 - CONSENT OF INDEPENDENT AUDITORS


         We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-10435) pertaining to the Affinity Technology Group, Inc., 1995 Stock Option Plan, 1996 Stock Option and the Non-Employee Directors' Stock Option Plan, of our report dated March 30, 2001, with respect to the consolidated financial statements and schedule of Affinity Technology Group, Inc., as of December 31, 2000 and for each of the two year in the period ended December 31, 2000, included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




                                             /s/ ERNST & YOUNG LLP


Greenville, South Carolina
April 1, 2002

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